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                                                            EXHIBIT 99.(a)(1)(E)

               NOTICE OF CHANGE IN ELECTION FROM ACCEPT TO REJECT

        If you previously elected to accept Extensity, Inc.'s Offer to Exchange, and you would like to change your election and reject the Offer, you must sign this Notice and return it to Ana Drivon, Manager of Stock Administration of Extensity, Inc. ("Extensity") before 12:00 p.m., Pacific Daylight Time, on June 5, 2001, unless the Offer is extended. This Notice of Change in Election may be sent via mail or facsimile. Ana Drivon's direct facsimile number is (510) 655-8326, and she is located at Extensity's corporate offices in Emeryville, California. Notices returned via e-mail and e-mail notices will be accepted. Please email your Notice to adrivon@extensity.com. If you have questions regarding the process for returning this Notice, please contact Ana Drivon at
(510) 594-5928 or adrivon@extensity.com.

To Extensity:

        I previously received a copy of the Offer to Exchange (dated May 4, 2001), the cover letter and Summary of Terms, and an Election Form. I signed and returned the Election Form, in which I elected to accept Extensity's Offer to Exchange. I now wish to change that election and reject your Offer to Exchange. I understand that by signing this Notice and delivering it to Ana Drivon, I will be able to withdraw my acceptance of the Offer and reject the Offer to Exchange instead. I have read and understand all of the terms and conditions of the Offer to Exchange.

        I understand that in order to reject the Offer, I must sign and deliver this Notice to Ana Drivon before 12:00 p.m., Pacific Daylight Time, on June 5, 2001, or if Extensity extends the deadline to exchange options, before the extended expiration of the Offer.

        By rejecting the Offer to Exchange, I understand that I will not receive any Short-Term Options or New Options and I will keep my Eligible Options as listed on my personal Option Report. These options will continue to be governed by the stock option plan these options were granted under and the existing option agreements between Extensity and me.

        I have completed and signed the following exactly as my name appears on my original Election Form. By executing this form, the undersigned hereby binds his or her successors, assigns and legal representatives.

I DO NOT accept the offer to exchange options.

EXTENSITY, INC.

                                    Date:
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      Optionee Signature

Name:
     --------------------------
          (Please print)

EXTENSITY HEREBY AGREES AND ACCEPTS THIS NOTICE OF CHANGE IN ELECTION FROM REJECT TO ACCEPT, AND SUCH ACCEPTANCE SHALL BE BINDING ON EXTENSITY'S SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES:

EXTENSITY, INC.

                                    Date:
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